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                                                                     Exhibit 3.6

                             ASSIGNMENT OF INTERESTS

                                       AND

                      FOURTH AMENDMENT TO VENTURE AGREEMENT

                  ASSIGNMENT OF INTERESTS AND FOURTH AMENDMENT TO VENTURE AGREEMENT ("Agreement"), dated as of _________ __, 1999, among WKA EL CON ASSOCIATES, a New York general partnership ("WKA"), CONQUISTADOR HOLDING, INC., a Delaware corporation ("Holding"), WHG EL CON CORP., a Delaware corporation ("WHG El Con") and CONQUISTADOR HOLDING (SPE), INC., a Delaware corporation ("Sub").

                              W I T N E S S E T H:

                  WHEREAS, Holding and WKA are parties to that certain Venture Agreement of El Conquistador Partnership L.P., a Delaware limited partnership (the "Partnership"), dated January 12, 1990, as amended by (i) the First Amendment Agreement dated May 4, 1992, (ii) the Second Amendment Agreement dated March 31, 1998, (iii) the Third Amendment Agreement dated April 29, 1998 and as heretofore amended (collectively, the "Venture Agreement"; capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Venture Agreement); and

                  WHEREAS, the sole partners of WKA are Holding and WHG El Con; and

                  WHEREAS, effective as of ___________ __, 1999 (the "Effective Date"), WKA is assigning to its partners in complete liquidation of WKA, all of its interests in any and all real and personal property, including, without limitation, its interests as a general and limited partner of the Partnership by assigning: (i) all of its interest as a General Partner in the Partnership (representing a 15% Residual Partnership Interest) to Holding which interest will be converted to a Class B limited Residual Partnership Interest; (ii) 33.51% of its interest as a Class B Limited Partner (representing






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an 11.73% Residual Partnership Interest) to Holding; and (iii) 66.49% of its
interest as a Class B Limited Partner (representing a 23.27% Residual Partnership Interest) to WHG El Con; and

                  WHEREAS, effective as of the Effective Date and immediately after the liquidation of WKA, Holding is assigning to Sub all of its interests as a general and limited partner of the Partnership, including the interests it acquired in the liquidation of WKA; and

                  WHEREAS, the parties hereto desire to effect such assignments and the substitution of Sub as the sole General Partner of the Partnership in the place and stead of Holding and WKA, the substitution of Sub as the Class A Limited Partner and Managing General Partner in the place and stead of Holding, and the substitution of WHG El Con and Sub as the Class B Limited Partners in the place and stead of WKA.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Assignment by WKA. WKA hereby confirms its assignment, as of the Effective Date, of all of its right, title and interest in and to (i) a 15% general Residual Partnership Interest to Holding which Interest will be converted to a Class B limited Residual Partnership Interest at such time, (ii) an 11.73% Class B limited Residual Partnership Interest to Holding and (iii) a 23.27% Class B limited Residual Partnership Interest to WHG El Con. As of the Effective Date, WKA hereby withdraws as a General Partner and Class B Limited Partner. Holding and WHG El Con hereby confirm their acceptance of the foregoing assignments, the conversion in the case of the general Residual Partnership Interest to a Class B limited Residual Partnership Interest and the substitution in the case of Holding as a Class B Limited Partner and in the case of WHG El Con as a Class B Limited Partner.

                  2. Consent of Holding. Holding hereby consents pursuant to ARTICLE NINE of the Venture Agreement to the assignment by WKA of its Residual Partnership Interests, the conversion of the general Residual Partnership Interest to a Class B limited Residual Partnership Interest and the withdrawal of WKA as a General Partner and a Class B Limited Partner as described




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in Section 1 hereof, and the admittance of Holding and WHG El Con as Class B
Limited Partners as of the Effective Date.

                  3. Assignment by Holding. Holding hereby confirms its assignment to Sub, effective immediately following the assignments described in
Section 1 hereof, of all of its right, title and interest in and to (i) a 15% general Residual Partnership Interest, (ii) a 35% Class A limited Residual Partnership Interest and (iii) an 26.73% Class B limited Residual Partnership Interest. Concurrently with such assignment, Holding hereby withdraws as a General Partner, Class A Limited Partner and Class B Limited Partner and Sub shall be substituted in the place and stead of Holding with respect thereto. Sub hereby confirms the acceptance of the foregoing assignments and agrees to be substituted as the sole General Partner and as a Class A Limited Partner and Class B Limited Partner.

                  4. Consent of WHG El Con. WHG El Con hereby consents pursuant to ARTICLE NINE of the Venture Agreement to the assignment by Holding of its Residual Partnership Interests, the withdrawal of Holding as a General Partner, Class A Limited Partner and Class B Limited Partner as described in Section 3 hereof and the admittance of Sub as a General Partner, Class A Limited Partner and Class B Limited Partner at the time of such assignment.

                  5. Reconfirmation of the Partnership. WHG El Con and Holding hereby reconfirm the continuance of the Partnership following the assignments, conversion and substitutions described in Section 1 hereof. WHG El Con and Sub hereby (i) reconfirm the continuance of the Partnership following the assignments and substitutions described in Section 3 hereof, (ii) agree that the Partnership shall continue its existence in accordance with the Venture Agreement, as amended hereby, and (iii) reconfirm all of the rights and obligations of the Partners and the Partnership, all of which shall remain in full force and effect. From and after the assignments referred to in Section 1 hereof, Holding and WHG El Con hereby release WKA from any direct or indirect obligations under the Venture Agreement. From and after the assignments referred to in Section 3 hereof, WHG El Con and Sub hereby release Holding from any direct or indirect obligations under the Venture Agreement.


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                  6. Residual Interests. Following all of the assignments
described herein, the Residual Partnership Interests of the Partners in the Partnership will be as follows:


General Partner                                                 Residual Partnership Interest
---------------                                                 -----------------------------

Conquistador Holding (SPE), Inc.                                             15%
c/o  Patriot American Hospitality, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Class B Limited Partners
------------------------

WHG El Con Corp.                                                            23.27%
c/o  Wyndham International, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Conquistador Holding (SPE), Inc.                                            26.73%
c/o  Patriot American Hospitality, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207

Class A Limited Partner
-----------------------

Conquistador Holding (SPE), Inc.                                            35.00%
c/o  Patriot American Hospitality, Inc.
1950 Stemmons Freeway
Suite 6001
Dallas, Texas 75207


                  7. Change of Name. The Partnership has elected to be treated as a Special Partnership for purposes of the tax laws of the Commonwealth of Puerto Rico and accordingly, the name of the Partnership has been changed to El Conquistador Partnership L.P., S.E.

                  8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws.


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                  9. Counterpart Signatures; Facsimiles. This Agreement may be
executed in counterparts, which will, when taken together, be deemed for all purposes to be one and the same agreement. For all purposes, a signature delivered by facsimile shall have the same force and effect as the original of such signature.

                  IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their respective duly authorized officers or representatives as of the date first above written.

                                       WKA EL CON ASSOCIATES

                                       By:      WHG EL CON CORP.


                                       By:
                                          ______________________________________
                                          Name:
                                          Title:


                                       CONQUISTADOR HOLDING, INC.


                                       By:
                                          ______________________________________
                                          Name:
                                          Title:


                                       CONQUISTADOR HOLDING (SPE), INC.


                                       By:
                                          ______________________________________
                                          Name:
                                          Title:


                                       WHG EL CON CORP.


                                       By:
                                          ______________________________________
                                          Name:
                                          Title:





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STATE OF                            )
                                    : ss.:
COUNTY OF                           )

                  On____________ __, 1999, before me personally came           ,
to me known and known to me to be the             of WHG EL CON CORP., in its
capacity as a general partner of WKA EL CON ASSOCIATES, the partnership described in and which executed the foregoing instrument, and he acknowledged to me that he executed the same by order of the Board of Directors of WHG EL
CON CORP. and consent of the Venturers Committee of WKA EL CON ASSOCIATES.



                                       _________________________________________
                                       Notary Public


STATE OF                            )
                                    : ss.:
COUNTY OF                           )

         On _____________ ___, 1999, before me personally came                ,
to me known and known to me to be the           of CONQUISTADOR HOLDING, INC.,
the corporation described in and which executed the foregoing instrument, and he acknowledged to me that he executed the same by order of the Board of Directors of such corporation.



                                       _________________________________________
                                       Notary Public


STATE OF                            )
                                    : ss.:
COUNTY OF                           )

         On ____________ ___, 1999, before me personally came                 ,
to me known and known to me to be the       of CONQUISTADOR HOLDING (SPE), INC.,
the corporation described in and which executed the foregoing instrument, and he acknowledged to me that he executed the same by order of the Board of Directors of such corporation.



                                       _________________________________________
                                       Notary Public



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STATE OF                            )
                                    : ss.:
COUNTY OF                           )

         On _________ ___, 1999, before me personally came                  ,
to me known and known to me to be the              of WHG EL CON CORP., the
corporation described in and which executed the foregoing instrument, and he acknowledged to me that he executed the same by order of the Board of Directors of such corporation.



                                       _________________________________________
                                       Notary Public






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